UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, HK

(Address of principal executive offices)

+ 852 70106695

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed in the Current Report on Form 8-K filed by CIMG Inc. (the “Company”) with the SEC on December 17, 2024, on December 12, 2024, the Company entered into a convertible note and warrant purchase agreement (the “Purchase Agreement”) with certain non-U.S. investors (the “Investors”), providing for the private placement of convertible promissory notes in the aggregate principal amount of $10,000,000 (the “Notes”) and warrants (the “Warrants”) to purchase up to an aggregate of 25,641,023 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) in reliance on the registration exemptions of Regulation S.

On February 10, 2025, the Company obtained its shareholder approval for the issuance of shares underlying the Notes and the Warrants. On March 18, 2025, the Investors submitted their respective conversion notices to the Company, converting their respective Notes. Upon receiving the conversion notices, the Company issued 19,457,618 shares of the Company’s common stock to the Investors pursuant to the same. Following such issuances, the Company had 30,197,418 shares of common stock issued and outstanding as of March 24, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: April 3, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer